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                          [ARNOLD & PORTER LETTERHEAD]



                                 March 24, 2003



Sun Media Corporation
333 King Street East
Toronto, Ontario M5A 3X5
Canada


         Re:      U.S.$205,000,000 7-5/8% Senior Notes due 2013
                  ---------------------------------------------


Ladies and Gentlemen:

     We have acted as U.S. counsel to Sun Media Corporation, a corporation continued under the laws of British Columbia (the "Company"), the Company's Canadian subsidiaries named on SCHEDULE I attached hereto (collectively, the "Canadian Guarantors") and Toronto Sun International, Inc., TS Printing, Inc. and Florida Sun Publications, Inc. (collectively, the "U.S. Guarantors," and together with the Canadian Guarantors, the "Guarantors") in connection with the Company's new 7-5/8% Senior Notes due 2013 and the accompanying guarantees by the Guarantors (collectively, the "Exchange Notes") in aggregate principal amount of up to U.S.$205,000,000. The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form F-4 (the "Registration Statement") relating to the Company's offer to exchange the Exchange Notes for all of its outstanding 7-5/8% Senior Notes due 2013 and the accompanying guarantees by the Guarantors (collectively, the "Outstanding Notes" and, together with the Exchange Notes, the "Notes") as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"). The Exchange Notes will be issued, and the Outstanding Notes were issued, pursuant to an indenture (the "Indenture") dated as of February 7, 2003 by and among the Company, the Guarantors and National City Bank, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

     We have reviewed the Registration Statement and the Indenture, including the form of the Notes attached thereto, filed as Exhibit 4.2 to the Registration Statement, such corporate records of the U.S. Guarantors, such certificates of officers of the U.S. Guarantors, public officials and others and original, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or appropriate as a basis for our opinion hereinafter set forth. We have also made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for


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Sun Media Corporation
March 24, 2003
Page 2


purposes of this opinion. We have assumed that the issuance and exchange of the Exchange Notes for the Outstanding Notes have been duly authorized by the requisite corporate action on the part of the Company and the Canadian Guarantors and the Indenture has been duly authorized, executed and delivered by the Company and the Canadian Guarantors. Furthermore, we have assumed the authority of the Trustee to enter into the Indenture and to authenticate the Exchange Notes, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

     We express this opinion as members of the bar of the State of New York, and we do not express any opinion herein as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. We understand that Ogilvy Renault, Canadian counsel for the Company, has delivered an opinion with respect to the due authorization, execution and delivery of the Indentures and the Exchange Notes by the Company and the Canadian Guarantors, which is filed as Exhibit 5.2 to the Registration Statement.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Indenture has been duly authorized, executed and delivered by the U.S. Guarantors, and that the Exchange Notes have been duly authorized by the U.S. Guarantors and when issued, executed and delivered by the U.S. Guarantors and authenticated by the Trustee pursuant to the terms and conditions of the Indenture, the Exchange Notes will be validly issued, executed and delivered by the U.S. Guarantors, and (ii) when the Registration Statement has become effective under the Act and the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and exchanged for the Outstanding Notes as contemplated in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors' rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

     This opinion speaks only as of its date and is limited to present statutes, regulations, judicial interpretations, orders, directives and decrees applicable to the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Tax


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Sun Media Corporation
March 24, 2003
Page 2


Considerations - U.S. Federal Income Tax Considerations" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                             Very truly yours,

                                             /s/ Arnold & Porter


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                                   SCHEDULE I
                                   ----------


                  Bowes Publishers Limited

                  Sun Media (Toronto) Corporation

                  SMC Nomineeco Inc.

                  3661458 Canada Inc.

                  3351611 Canada Inc.